UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2014

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive
Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2014, Norwegian Cruise Line Holdings Ltd., an exempted company incorporated in Bermuda (“Norwegian”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Portland Merger Sub, Inc., a corporation organized under the laws of the Republic of Panama and a wholly owned, indirect subsidiary of Norwegian (“Merger Sub”), Prestige Cruises International, Inc., a corporation organized under the laws of the Republic of Panama (“Prestige”), and Apollo Management, L.P., a Delaware limited partnership, as the stockholders’ representative. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Prestige (the “Merger”), and upon consummation of the Merger, Merger Sub will cease to exist and Prestige will continue as a wholly owned, indirect subsidiary of Norwegian.

Upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), all (i) issued and outstanding shares of common stock of Prestige, par value $0.01 per share (“Prestige Common Stock”) (other than shares that are owned by Prestige as treasury stock), (ii) issued and outstanding shares of Class B common stock of Prestige, par value $0.01 per share (other than shares that are owned by Prestige as treasury stock), and (iii) outstanding, eligible options to purchase Prestige Common Stock (“Prestige Options”), will be cancelled and automatically converted into the right to receive, in the aggregate, an amount of cash equal to $1,108,798,350 and 20,296,880 ordinary shares of Norwegian, par value $0.001 per share (the “Norwegian Ordinary Shares” and, such issuance of Norwegian Ordinary Shares, the “Share Issuance”) (valued at approximately $670,000,000 based on the volume weighted average trading price of the Norwegian Ordinary Shares for the twenty trading days preceding August 29, 2014 of $33.01 per share), and in the case of each share of Prestige Common Stock and each Prestige Option, a pro rata portion of a contingent payment, if any, of up to $50,000,000 in cash subject to the achievement of certain milestones set forth in the Merger Agreement.

The Merger Agreement provides for customary representations, warranties, covenants and indemnities by Norwegian and Prestige. A portion of the aggregate consideration will be held in escrow to secure the indemnification obligations of the Prestige securityholders. The Closing of the Merger is subject to customary closing conditions, including receipt of all required regulatory approvals. The Merger is anticipated to close in the fourth quarter of 2014 or the first quarter of 2015.

Investment funds affiliated with Apollo Global Management, LLC own a majority of the issued and outstanding shares of Prestige Common Stock and also have the ability to appoint a majority of the board of directors of Norwegian (the “Board”). The Merger Agreement and the transactions contemplated thereby were approved by a special transaction committee of the Board composed entirely of disinterested directors.

Genting Hong Kong Limited (“Genting”), an affiliate of Genting and certain funds affiliated with TPG Capital, each of whose consent was required pursuant to Norwegian’s existing shareholders’ agreement, have consented to the Merger. In addition, Norwegian received the written consent of a majority of Norwegian’s shareholders with respect to the Share Issuance pursuant to NASDAQ Listing Rule 5635 (the “Shareholder Written Consent”). A copy of the Shareholder Written Consent is furnished hereto as Exhibit 99.1.

Either Norwegian or Prestige may terminate the Merger Agreement if the Closing has not occurred on or before February 12, 2015. In the event of termination of the Merger Agreement, under certain circumstances principally related to Norwegian’s failure to consummate the Merger due to the failure to obtain the necessary financing, the Merger Agreement provides for Norwegian to pay or cause to be paid to Prestige a termination fee of $88,900,000 in cash.

In connection with the signing of the Merger Agreement, the investment funds affiliated with Apollo Global Management, LLC that are stockholders of Prestige and certain members of Prestige’s management team, including its Chief Executive Officer, Frank Del Rio, have agreed to lock-up restrictions through January 1, 2016 with respect to the Norwegian Ordinary Shares that they will receive in the transaction.

In addition, in connection with Norwegian’s signing of the Merger Agreement, on September 2, 2014, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian, entered into a Commitment Letter (the “Commitment Letter”) with Barclays Bank PLC, JPMorgan Chase Bank, N.A, J.P. Morgan Securities LLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. (collectively, the “Commitment Parties”) pursuant to which the Commitment Parties committed to provide up to $2,199,000,000 of senior secured term loans (the “Senior Facilities”) and up to $780,000,000 of senior unsecured loans (the “Bridge Facility”). The amount of the Bridge Facility is subject to reduction in certain circumstances under the terms of the Commitment Letter.  The proceeds of the Senior Facilities and the Bridge Facility will be used by Norwegian to finance a portion of the transactions relating to the Merger, including the refinancing of certain existing indebtedness of Prestige and its subsidiaries.  Up to $950,000,000 of the Senior Facilities (the “Closing Date Term Facilities”) may be documented as either incremental loans under NCLC’s existing credit agreement, or under a standalone credit agreement.  If the Closing Date Term Facilities are documented under a standalone credit agreement, the aggregate principal amount of the commitments of the Commitment Parties in respect of the Closing Date Term Facilities shall decrease to $500,000,000, while the commitments of the Commitment Parties in respect of the Bridge Facility shall increase to $1,230,000,000.  The remaining portion of the Senior Facilities will be documented under a standalone credit agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The Merger Agreement has been incorporated by reference herein solely to provide investors and security holders with information regarding its terms. It is not intended to be a

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source of financial, business or operational information about Norwegian, Prestige or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Norwegian, Prestige or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. As to factual matters concerning Norwegian and Prestige, you should not rely upon the representations and warranties in the Merger Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the transactions contemplated by the Merger Agreement, Norwegian will effect the Share Issuance described under Item 1.01 above in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Item 1.01 of this Current Report on Form 8-K contains a detailed description of the nature of this transaction (including the nature and aggregate consideration received), including the Share Issuance, and such description in Item 1.01 is incorporated into this Item 3.02 by reference.

Item 7.01. Regulation FD Disclosure.

On September 2, 2014, Norwegian issued a press release announcing the entry into the Merger Agreement and held a conference call during which an investor presentation with respect

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to the Merger was discussed. A copy of the press release is furnished as Exhibit 99.2 and the investor presentation is furnished as Exhibit 99.3 hereto. A copy of the Shareholder Written Consent is furnished as Exhibit 99.1 hereto, and is also available on Norwegian’s website at: http://www.investor.ncl.com. Such materials shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed incorporated by reference in any filing of Norwegian under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements.

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected completion of the transactions contemplated by the Merger Agreement and the time frame in which the Merger will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, regulatory approval of the Merger or that other conditions to the Closing may not be satisfied, the potential impact on the business of Prestige due to the announcement of the Merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and general economic conditions that are less favorable than expected. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Norwegian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2014, and Norwegian’s other filings pursuant to the Exchange Act. The forward-looking statements included herein are made only as of the date hereof, and Norwegian undertakes no obligation to revise or update any forward-looking statements for any reason to reflect events or circumstances after such date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

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2.1 Agreement and Plan of Merger, dated as of September 2, 2014, by and among Prestige Cruises International, Inc., Norwegian Cruise Line Holdings Ltd., Portland Merger Sub, Inc. and Apollo Management, L.P.*

99.1 Shareholder Written Consent, dated September 2, 2014

99.2 Press Release, dated September 2, 2014

99.3 Investor Presentation, dated September 2, 2014

*Norwegian hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the SEC upon request.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Wendy A. Beck
Wendy A. Beck Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated as of September 2, 2014, by and among Prestige Cruises International, Inc., Norwegian Cruise Line Holdings Ltd., Portland Merger Sub, Inc. and Apollo Management, L.P.*

99.1 Shareholder Written Consent, dated September 2, 2014

99.2 Press Release, dated September 2, 2014

99.3 Investor Presentation, dated September 2, 2014

*Norwegian hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the SEC upon request.